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STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY
Bloomington, Illinois

Doc Type: 01 Check Digit

VARIABLE DEFERRED ANNUITY APPLICATION

1. PROPOSED ANNUITANT (Print name in full)

a. ☐ MR ☐ MS LAST NAME | FIRST NAME | MIDDLE INITIAL

b. MAILING ADDRESS | CITY | STATE | ZIP CODE

c. SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER | DRIVER'S LICENSE NUMBER | STATE | SEX | BIRTH DATE MO-DAY-YR | AGE

d. MARITAL STATUS | STATE OF BIRTH | UNITED STATES OR CANADIAN CITIZEN? YES ☐ NO ☐

2. APPLICANT/OWNER *(Required for Trusteed Retirement Plan or if Proposed Annuitant is under age 16)*

a. LAST NAME | FIRST NAME | MIDDLE INITIAL | SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

b. MAILING ADDRESS | CITY | STATE | ZIP CODE

c. ***Successor Owner*** *(Required unless the Applicant/Owner is a TRUST or CORPORATION)*

LAST NAME | FIRST NAME | MIDDLE INITIAL

3. VARIABLE DEFERRED ANNUITY

a. **INITIAL ACCOUNT AND PAYMENT ALLOCATION:** All premiums are allocated to the Fixed Account for 20 days from the issue date of the policy. Percentages must be whole numbers.

Small Cap Equity Subaccount	______%
Small Cap Equity Index Subaccount	______%
International Equity Subaccount	______%
International Equity Index Subaccount	______%
Large Cap Equity Subaccount	______%
Large Cap Equity Index Subaccount	______%
Stock and Bond Balanced Subaccount	______%
Bond Subaccount	______%
Money Market Subaccount	______%
Fixed Account	______%
TOTAL = 100%	

b. Amount of premium to be billed: $ __________

Mode: *(check one)* ☐ Annual ☐ SFPP ☐ Existing Life PAC ☐ Agents Payroll Deduction ☐ Employee Payroll Deduction ☐ Salary Allotment

Existing Special Monthly Account Number:

c. Amount of premium submitted with this application: $ __________

d. Do you want to enroll in the following program(s)? YES ☐ NO ☐ (If Yes, indicate program and complete the appropriate request form(s).)

☐ Dollar-Cost Averaging (DCA) **or** ☐ Portfolio Rebalancing (PR) *(Only one - DCA or PR - can be in effect at a time.)*

☐ Interest Advantage *(IA can be in effect with either DCA or PR.)*

121801 (NY) 03-23-2005

4. a. Will this annuity fund one of the following tax-qualified plans?

YES

NO

(If yes, indicate type.)

Traditional IRA - Issue with IRA Endorsement

Roth IRA - Issue with Roth IRA Endorsement

SEP-IRA - Issue with IRA Endorsement

Other tax-qualified

TSA - Issue with TSA Endorsement, with Proposed

Annuitant as Owner

CORPORATE

SELF-EMPLOYED

b. If tax-qualified, indicate amount of premium to be applied to PRIOR tax year: (If none, so indicate) $

c. If IRA, indicate amount of premium irrevocably designated as a rollover contribution: $

d. If Roth IRA, is this a conversion or transfer?

YES

NO

(If yes, indicate type and complete Roth IRA Conversion/Transfer Request Form)

Conversion from a traditional IRA

Transfer from a Roth IRA

5. BENEFICIARY DESIGNATION

PRIMARY BENEFICIARY - FULL NAME

RELATIONSHIP

SUCCESSOR BENEFICIARY - FULL NAME

RELATIONSHIP

121801

(NY)

03-23-2005

6. AGREEMENTS

The Proposed Annuitant and the Applicant state that the information in this application is true and complete to the best of their knowledge and belief.

Any check received must be honored for payment when presented. Otherwise, the policy is void. At the time of policy delivery, the information given to the Company must be true and complete without material change to the best of their knowledge and belief. If all conditions of this paragraph are met, the policy will be effective as of its policy date.

By accepting the policy, the Owner agrees to the beneficiaries named and method of payment. No change will be made except for administrative purposes and only in a manner so as not to attribute the change to the Owner. Only an authorized company officer may change the policy provisions.

Any policy issued on this application will be owned by the Proposed Annuitant or the Applicant, if other than the Proposed Annuitant.

The Proposed Annuitant or the Applicant, if other than the Proposed Annuitant:

Understands a Surrender Charge may be applied to amounts withdrawn or if this Policy is surrendered;

Understands no Surrender Charge will be applied to any Death Benefit payable;

Understands that the policy values may increase or decrease, depending on the investment experience of the separate account; and

Has been provided with the separate account prospectus and the fund prospectus for the policy applied for.

SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER (TIN) CERTIFICATION

By signing this application, I certify under penalties of perjury that (1) the TIN shown above is correct, and (2) 1 am exempt from backup withholding, or that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, (If you are subject to backup withholding, cross out item 2.) and (3) 1 am a U.S. person (Including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. (See instructions.)

Date Signed

Signature of

Proposed Annuitant X

Not required if Proposed Annuitant is under age 16

at

City

State

Signature of Agent as

Witness to all Signatures X

Signature of

Applicant X

Required for Trusteed Retirement Plan or if Proposed Annuitant is under age 16.

Not required unless Applicant is other than the Proposed Annuitant. If a firm or corporation is to be the owner, give its name and signature of authorized officer.

121801

(NY)

03-23-2005